December 28, 2005

Mr. Chu Quan, Li
10/F. GuangDong BianFang Bldg. Fujing Rd. FuTian District,
Shenzhen
People’s Republic of China

Re: Amendment to Contracts Dated September 29, 2003 and January 29, 2004, as amended by the letter, dated April 13, 2004 and October 29, 2004.

Dear Mr. Li:

Reference is made to (i) that certain Regulation S Subscription Agreement, dated September 29, 2003 (the “September 29 Contract”), between Minghua Group International Holdings Limited (“Minghua”) and Beijing Qiang Long Real Estate Development Co., Ltd. (“Qiang Long”), (ii) that certain contract, dated January 29, 2004 (the “January 29 Contract”), between Minghua and Qiang Long, (iii) that certain amendatory letter, dated April 13, 2004, and (iv) that certain amendatory letter, dated October 29, 2004, each of the amendatory letters amend the September 29 Contract and the January 29 Contract (the “Amendments” and together with the September 29 Contract and the January 29 Contract, the “Contracts”). Capitalized terms used, but not otherwise defined, have the meanings ascribed to such terms in the Contracts.

Pursuant to the Contracts, Qiang Long is or was, as applicable, required to pay Minghua (i) US$12,000,000 (the First Payment) on December 31, 2005; and (ii) US$16,800,000 (the Second payment) on December 31, 2006. Qiang Long has requested Minghua to provide Qiang Long with an extension of the due date of the First Payment until December 31, 2006 and the Second Payment until June 30, 2007.

As a condition to this further extension, Chu Quan Li, as third party beneficiary and acting on behalf of the stockholders of Minghua must consent to this extension.

Accordingly, the parties hereto, hereby agree to amend the Contracts as follows:

1. Extension of Payment Date. The Contracts are hereby amended to extend the due date for the First Payment from December 31, 2005 to December 31, 2006, and the Second Payment until June 30, 2007.

2. Contracts Remains in Full Force and Effect. Except as modified by this letter agreement, the Contracts remain valid and binding upon the parties, unchanged and in full force and effect, including, without limitation, the third party beneficiary provisions of the Amendment. This letter agreement shall be treated by the parties as a supplement and an amendment to the Contracts and shall be governed by the provisions thereof, including any provisions regarding governing law and arbitration.

Please indicate your assent to the foregoing by executing this letter in the space provided below.

Sincerely,

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED

By: /s/ Chang-de Li
               Chang-De Li, Interim Chief Executive Officer and Chairman

ACCEPTED AND AGREED
TO AS OF THE DATE OF THIS
LETTER:

BEIJING QIANG LONG REAL ESTATE DEVELOPMENT CO., LTD

By: /s/ Chang-de Li
Chang-De Li, Chairman and CEO
/s/ Chu Quan Li
CHU QUAN LI, individually as third party beneficiary